UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2019

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 8.01 below is incorporated into this Item 3.01 by reference.

Item 8.01                                           Other Events.

As previously disclosed in a Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 30, 2019, on January 24, 2019, Leap Therapeutics, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying it that it was not in compliance with the minimum Market Value of Listed Securities for continued listing on the Nasdaq Global Market set forth in Listing Rule 5450(b)(2)(A).  In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided a period of 180 calendar days, or until July 23, 2019, to regain compliance with this requirement.

On May 17, 2019, the Company received written confirmation from the Staff of Nasdaq notifying the Company that it has regained compliance under an alternative requirement by having stockholders’ equity of at least $10.0 million under Listing Rule 5450(b)(1)(A), and that Nasdaq considers the matter closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: May 20, 2019	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Financial Officer, General Counsel, Treasurer and Secretary

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